Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned parties hereby agrees as follows:

Each party represents to the other parties that it is eligible to make the required statement on Schedule 13G.

Each party is responsible for the timely filing of the statement and any amendments to the statement.

Each party is not responsible for the completeness and accuracy of the information concerning the other parties, unless it knows or has reason to believe the information is inaccurate.

Each party agrees to the filing with the Securities and Exchange Commission on its behalf of a joint statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares of Dada Nexus Limited and to the inclusion of this Agreement as an Exhibit to such filing.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page follows]

SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 9, 2021.

JD.com, Inc. BY:
/s/ Richard Qiangdong Liu

Richard Qiangdong Liu Chairman of the Board and Chief Executive Officer

JD.COM INVESTMENT LIMITED BY:
/s/ Nani Wang

NANI WANG Director

JD Sunflower Investment Limited BY:
/s/ Nani Wang

NANI WANG Director

Windcreek Limited BY:
/s/ Nani Wang

NANI WANG Director